EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADPOTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Albert G. Lowenthal, Chairman and Chief Executive Officer of Oppenheimer Holdings Inc. (the "Company"), and Jeffrey J. Alfano, Chief Financial Officer of the Company, hereby certify that to his knowledge the Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 of the Company filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.
Signed at New York, New York, this 29th day of October, 2020

/s/ Albert G. Lowenthal
Albert G. Lowenthal
Chairman and Chief Executive Officer

/s/ Jeffrey J. Alfano
Jeffrey J. Alfano
Chief Financial Officer
This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.